Exhibit 10.46

FORM OF PROMISSORY NOTE

$1,026,708	As of December 31, 2001

      For value received, the undersigned, EDWARD G. NEWMAN (the “Maker”), hereby promises to pay to Xybernaut Corporation, a Delaware corporation (the “Holder”), at the office of the Holder or at such other place as the Holder may designate in writing, the principal sum of ONE MILLION TWENTY-SIX THOUSAND SEVEN HUNDRED EIGHT ($1,026,708), together with interest on the unpaid principal amount of this Note as set forth herein.

      1. Principal and Interest. The outstanding principal amount of this Note shall be payable in full, together with accrued interest thereon on December 31, 2002 (the “Maturity Date”). Interest on the outstanding principal amount of this Note shall accrue, in arrears, at the rate per annum equal to the six percent (6%), calculated on the basis of a year three hundred and sixty (360) days. Accrued interest shall be paid semi-annually and on the Maturity Date. In lieu of paying the accrued interest in cash, at the option of the makers, other than the amount of interest due on the maturity date or upon the acceleration of this note, the accrued interest shall be capitalized an added to the outstanding principal amount of this note.

      2. Prepayment. The Maker may prepay all or a portion of the outstanding principal amount of this Note, at any time and from time to time, without premium or penalty, be accompanied by the payment of accrued interest on the amount of principal being paid.

      3. Security. The obligations of the Maker under this Note are secured pursuant to the terms of a pledge agreement, dated the date hereof, between the Maker and the Holder (the “Pledge Agreement”). Pursuant to the pledge agreement, the maker has pledged 250,000 shares of common stock, par value $0.01 per share of the Xybernaunt Corporation (the “Pledged Shares”), to secure the obligations of the Maker under this Note and the Pledge Agreement.

      4. Events of Default. The occurrence at any time of any one or more of the following events shall constitute an “Event of Default” under this Note: (a) the Maker’s failure to pay the principal of, or interest on, this Note or other amount payable under this Note as and when due and payable; (b) a breach by the Maker of any of the Maker’s representations, warranties, agreements, covenants or obligations under the Pledge Agreement; (c) the appointment of an executor or similar official over all or substantially all of the property or assets of the Maker; (d) the commencement of any proceeding under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against the Maker and in the case of the commencement of involuntary proceedings, such proceedings shall not be stayed or dismissed within thirty (30) days after the commencement thereof; (e) the Maker shall (i) die, (ii) admit in writing the Maker’s inability to pay his debts as they become due, or (iii) make a general assignment for the benefit of the Maker’s creditors; or (f) the termination of the Maker’s employment with the Holder, other than a termination of the Maker’s employment with the Holder under the Maker’s then current employment agreement “without cause” or for “good reason” (as these terms are defined in such employment agreement) or as a result of the Maker’s death.

      5. Effect of Default. The Maker agrees that upon the occurrence and continuance of an Event of Default, the entire outstanding principal amount hereof together with accrued interest thereon shall, at the option of the Holder, be immediately due and payable without presentment, demand, protest or notice, all of which, to the fullest extent permitted by applicable law, are hereby expressly unconditionally and irrevocably waived by the Maker. Failure to exercise such option shall not constitute a waiver of the right to exercise the same during the continuance of such Event of Default or in the event of the occurrence of any subsequent Event of Default.

      6. Transfer. This Note may not be transferred, sold, pledged, hypothecated or assigned by the Holder nor may the Holder grant a security interest in this Note to any of its lenders or other third parties, without the prior written consent of the maker, which consent may be granted or withheld by the maker in the Maker’s sole discretion.

      7. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security to be issued by the holder, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

      8. Enforcement Expenses. The Maker shall pay all costs and expenses incurred by the Holder in connection with the enforcement of this Note, including, without limitation, all reasonable attorneys’ fees and expenses.

      9. Waiver, etc. Failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note. Any waiver of this Note shall be in writing and executed by the Maker. Any such waiver shall be limited to the instance and purpose for which it is given. This Note may not be amended, modified or altered, except by an instrument in writing executed by each of the Maker and the Holder.

      10. Limited Recourse. Notwithstanding anything to the contrary set forth herein, this Note shall be not to be recourse to the Maker and the Holder hereof shall only have recourse to the Pledged Shares with respect to the payment of the principal of, and accrued interest on, this note, except upon the failure of the Pledged Shares to satisfy such amount upon the Maturity Date or upon the acceleration of this Note upon the occurrence of an Event of Default.

      11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to principles of conflicts of law provisions). This Note shall not be construed or interpreted with any presumption against the party that caused this Note to be drafted.

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

____________________________________________ EDWARD G. NEWMAN